UNAUDITED PRO FORMA FINANCIAL INFORMATION
The following unaudited pro forma combined financial information of SunocoCorp LLC (“SunocoCorp” or the “Company”) includes the financial position and results of operation of SunocoCorp’s consolidated subsidiary, Sunoco LP (“Sunoco” or the “Partnership”). SunocoCorp was previously named NuStar GP Holdings, LLC and was a consolidated subsidiary of Sunoco. SunocoCorp’s name was changed in 2025 in anticipation of the restructuring changes that occurred in connection with the Parkland Acquisition (defined below). Upon the consummation of the Parkland Acquisition, SunocoCorp became the primary beneficiary of Sunoco based on (i) SunocoCorp’s rights to appoint and remove the members of Sunoco’s general parter and (ii) SunocoCorp’s economic interest in Sunoco held via 100% of the Class D units representing limited partner interest in the Partnership (“Class D Units”); accordingly, management concluded that SunocoCorp should consolidate Sunoco. Given SunocoCorp’s consolidation of its previous parent (Sunoco) upon the consummation of the Parkland Acquisition, management of the Company concluded that the restructuring constituted a change in reporting entity under Accounting Standards Codification Topic 250 (“ASC 250”), because the consolidated financial statements of the Company are, in effect, the statements of a different reporting entity. Accordingly, the Company’s consolidated financial statements prior to the Parkland Acquisition have been retrospectively restated to reflect the consolidation of Sunoco for all periods. Consequently, the unaudited pro forma combined financial information included herein is based on the consolidated results of Sunoco, with adjustments to reflect the pro forma differences between Sunoco’s and SunocoCorp’s consolidated financial statements on a pro forma basis.
The unaudited pro forma combined financial information included herein reflects the pro forma impacts of multiple transactions by Sunoco, each of which is described in the following sections. The NuStar Acquisition and West Texas Asset Sale (both defined below) were completed in the second quarter of 2024 and the Parkland Acquisition closed on October 31, 2025 (collectively, the “Transactions”). Unless otherwise noted, the pro forma financials and the notes thereto are presented in United States Dollar, or $, references herein to which represent the lawful currency of the United States. References herein to Canadian Dollar or C$ represent the lawful currency of Canada.
Parkland Acquisition. On October 31, 2025, Sunoco completed the previously announced acquisition of Parkland (“Parkland Acquisition”) whereby the Partnership acquired all the outstanding shares of Parkland Corporation (“Parkland”), in exchange for units representing limited liability company interests in the Company (“SunocoCorp units”) that were contributed by SunocoCorp to the Partnership at the close of the acquisition. Under the terms of the agreement, Parkland shareholders received 0.295 SunocoCorp units and C$19.80 for each Parkland share. Parkland shareholders could elect, in the alternative, to receive C$44.00 per Parkland share in cash or 0.536 SunocoCorp units for each Parkland share, subject to proration to ensure that the aggregate consideration payable in connection with the transaction would not exceed C$19.80 in cash per Parkland share outstanding as of immediately before close and 0.295 SunocoCorp units per Parkland share outstanding as of immediately before close. In connection with the closing of the Parkland Acquisition, Sunoco paid approximately $2.60 billion to Parkland’s shareholders and transferred 51,517,198 SunocoCorp units, which Sunoco had received from SunocoCorp in exchange for the issuance of 51,517,198 Class D Units to SunocoCorp.
Parkland is a leading international fuel distributor, marketer and convenience retailer with operations in 26 countries across the Americas. Parkland’s functional currency is the Canadian Dollar, and its consolidated structure includes subsidiaries with multiple other functional currencies.
As part of the transaction, the Partnership repurposed and renamed an existing subsidiary as SunocoCorp. Prior to the Parkland Acquisition, SunocoCorp did not have any significant assets, liabilities or operations; in connection with the Parkland Acquisition, the Partnership deconsolidated SunocoCorp and SunocoCorp became a publicly traded entity classified as a corporation for U.S. federal income tax purposes. SunocoCorp units began trading on the NYSE effective November 6, 2025. Subsequent to the Parkland Acquisition, SunocoCorp holds Class D Units of Sunoco that are generally economically equivalent to Sunoco’s publicly traded common units representing limited partner interests in the Partnership (“Sunoco common units”) on the basis of one Sunoco common unit for each outstanding SunocoCorp unit. For a period of two years following closing of the transaction, Sunoco will ensure that SunocoCorp unitholders receive distributions on a per unit basis that are equivalent to the per unit distributions to Sunoco unitholders.
The acquisition was recorded using the acquisition method of accounting which requires, among other things, that assets and liabilities assumed be recognized on the balance sheet at their estimated fair values as of the date of acquisition, with any excess purchase price over the fair value of net assets acquired recorded to goodwill. Management, with the assistance of a third-party valuation specialist, determined the fair value of assets and liabilities as of the date of the acquisition. Determining the fair value involves the use of management's judgment as well as the use of significant estimates and assumptions.
NuStar Acquisition. On May 3, 2024, Sunoco completed the acquisition of 100% of the common units representing limited partner interests in NuStar Energy L.P. (“NuStar Acquisition”). Under the terms of the agreement, NuStar Energy L.P. (“NuStar”) common unitholders received 0.400 Sunoco common units for each NuStar common unit. In connection with the acquisition, Sunoco issued approximately 51.5 million common units, which had a fair value of approximately $2.85 billion, assumed debt totaling approximately $3.5 billion, including approximately $56 million of lease related financing obligations, and assumed preferred units with a fair value of approximately $800 million. The assets acquired in the NuStar Acquisition included approximately 9,500 miles of pipeline and 63 terminal and storage facilities that store and distribute crude oil, refined products, renewable fuels, ammonia, and specialty liquids.
West Texas Asset Sale. On April 16, 2024, Sunoco completed the sale of 204 convenience stores located in West Texas, New Mexico, and Oklahoma to 7-Eleven, Inc. (“West Texas Asset Sale”) for approximately $1.0 billion, including customary adjustments for fuel and merchandise inventory. As part of the sale, Sunoco also amended its existing take-or-pay fuel supply agreement with 7-Eleven, Inc. to incorporate additional fuel gross profit. Upon the completion of the sale, the Partnership recorded a $586 million gain ($442 million, net of current tax expense of $179 million and deferred tax benefit of $35 million).
The unaudited pro forma combined financial information does not reflect the pro forma impacts of Sunoco’s completed acquisition of liquid fuel terminals in Amsterdam, Netherlands and Bantry Bay, Ireland, because such pro forma impacts are not significant to Sunoco’s historical financial statements or to the pro forma combined financial statements included herein.

The unaudited pro forma condensed combined balance sheet assumes that the Parkland Acquisition was consummated on September 30, 2025. The unaudited pro forma condensed combined statements of operations assume that the Transactions were consummated on January 1, 2024. The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) Sunoco’s Annual Report on Form 10-K for the year ended December 31, 2024, (ii) Sunoco’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, (iii) NuStar’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, (iv) Parkland’s consolidated financial statements for the year ended December 31, 2024, and (v) Parkland’s interim condensed consolidated financial statements (unaudited) for the nine months ended September 30, 2025.
The unaudited pro forma combined financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended by Release No. 33-10786. The pro forma adjustments included herein include those adjustments that reflect the accounting for the respective Transactions in accordance with U.S. GAAP (“transaction accounting adjustments”). Adjustments to reflect synergies and/or dis-synergies related to the respective Transactions (“management adjustments”), which are elective pro forma adjustments under Release No. 33-10786, have not been reflected herein.
The unaudited pro forma combined financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Transactions had been consummated on the dates indicated, nor is it necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document. The unaudited pro forma combined financial information includes certain non-recurring transaction-related adjustments, as discussed in the accompanying notes.
The unaudited pro forma adjustments are based on available information and certain assumptions that management believes are reasonable under the circumstances. The unaudited pro forma combined financial information is presented for informational purposes only, and is not intended to be a projection of future results. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma combined financial information.

SUNOCOCORP LLC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2025
(in millions of USD)

	Sunoco Historical	Parkland Historical, as Adjusted USD (1)	Parkland Acquisition Transaction Accounting Adjustments		Sunoco Pro Forma for Parkland Acquisition	SunocoCorp Consolidating Adjustments	SunocoCorp Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$3,239	$292	$(2,468)	g	$1,063	$—	$1,063
Accounts receivable, net	1,319	1,135	18		2,472	—	2,472
Inventories, net	1,143	1,221	(1)	g	2,363	—	2,363
Other current assets	112	141	—		253	—	253
Assets held for sale	—	60	(60)		—	—	—
Total current assets	5,813	2,849	(2,511)		6,151	—	6,151

Property, plant and equipment, net	7,715	3,918	1,774	g, m	13,407	—	13,407
Other assets:
Operating lease right-of-use assets, net	560	—	698	m	1,258	—	1,258
Goodwill	1,477	1,771	(170)	g, m	3,078	—	3,078
Intangible assets, net	526	756	938	g, m	2,220	—	2,220
Other non-current assets	476	476	(70)	g	882	—	882
Investments in unconsolidated affiliates	1,278	242	100	g	1,620	—	1,620
Total assets	$17,845	$10,012	$759		$28,616	$—	$28,616
(1) Translated from Canadian Dollar (“CAD”) to United States Dollar (“USD”) using the exchange rate as of September 30, 2025, as well as reclassification of certain amounts to conform to Sunoco’s historical presentation. Please see Note 5 below for additional information.

SUNOCOCORP LLC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (continued)
September 30, 2025
(in millions of USD)

	Sunoco Historical	Parkland Historical, as Adjusted USD (1)	Parkland Acquisition Transaction Accounting Adjustments		Sunoco Pro Forma for Parkland Acquisition	SunocoCorp Consolidating Adjustments		SunocoCorp Pro Forma
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,106	$1,983	$(374)	l, m	$2,715	$—		$2,715
Accounts payable to affiliates	205	—	—		205	—		205
Accrued expenses and other current liabilities	522	242	366	h, m	1,130	—		1,130
Operating lease current liabilities	32	—	174	m	206	—		206
Current maturities of long-term debt	2	609	(174)	m	437	—		437
Liabilities associated with assets held for sale	—	11	(11)	m	—	—		—
Total current liabilities	1,867	2,845	(19)		4,693	—		4,693

Operating lease non-current liabilities	563	—	588	m	1,151	—		1,151
Long-term debt, net	9,476	4,003	(588)	g, m	12,891	—		12,891
Advances from affiliates	78	—	—		78	—		78
Deferred tax liabilities	170	254	765	g	1,189	—		1,189
Other non-current liabilities	150	563	(187)	g	526	—		526
Total liabilities	12,304	7,665	559		20,528	—		20,528

Commitments and contingencies

Equity:
Common unitholders	4,066	2,371	(2,371)	g	4,066	(4,066)	o	—
Members’ equity	—	—	—		—	2,547	o	2,547
Preferred unitholders	1,477	—	—		1,477	(1,477)	o	—
Class D unitholders	—	—	2,547	g	2,547	(2,547)	o	—
Noncontrolling interests	—	—	—		—	5,543	o	5,543
Accumulated other comprehensive income (loss)	(2)	(24)	24	g	(2)	—		(2)
Total equity	5,541	2,347	200		8,088	—		8,088
Total liabilities and equity	$17,845	$10,012	$759		$28,616	$—		$28,616
(1) Translated from Canadian Dollar (“CAD”) to United States Dollar (“USD”) using the exchange rate as of September 30, 2025, as well as reclassification of certain amounts to conform to Sunoco’s historical presentation. Please see Note 5 below for additional information.

SUNOCOCORP LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2025
(in millions of USD, except units and per unit data)

	Sunoco Historical	Parkland Historical, as Adjusted USD (1)	Parkland Acquisition Transaction Accounting Adjustments		Sunoco Pro Forma for Parkland Acquisition	SunocoCorp Consolidating Adjustments		SunocoCorp Pro Forma
REVENUES	$16,601	$15,051	$(13)	l	$31,639	$—		$31,639
COSTS AND EXPENSES:
Cost of sales	14,733	12,855	133	l, m	27,721	—		27,721
Operating expenses	450	823	(154)	m	1,119	—		1,119
General and administrative	140	453	(16)	m	577	—		577
Lease expense	54	—	171	m	225	—		225
Loss on disposal of assets	4	—	—		4	—		4
Depreciation, amortization and accretion	469	475	86	i, m	1,030	—		1,030
Total cost of sales and operating expenses	15,850	14,606	220		30,676	—		30,676
OPERATING INCOME	751	445	(233)		963	—		963
OTHER INCOME (EXPENSE):
Interest expense, net	(375)	(182)	(43)	i, m	(600)	—		(600)
Equity in earnings of unconsolidated affiliates	103	10	—		113	—		113
Loss on extinguishment of debt	(31)	—	—		(31)	—		(31)
Other, net	(2)	49	—		47	—		47
INCOME BEFORE INCOME TAXES	446	322	(276)		492	—		492
Income tax expense	16	62	—		78	—		78
NET INCOME	$430	$260	$(276)		$414	$—		$414
Less: Net Income attributable to noncontrolling interests	—	—	—		—	372	o	372
Less: Incentive distribution rights	122	—	46	j	168	(168)	o	—
Less: Preferred units	4	—	85	k	89	(89)	o	—
Less: Distributions on unvested unit awards	5	—	—		5	(5)	o	—
Less: Class D unitholder’s interest in net income	—	—	42	n	42	(42)	o	—
NET INCOME ATTRIBUTABLE TO MEMBERS	$299	$260	$(449)		$110	$(68)		$42

NET INCOME PER COMMON UNIT:
Basic	$2.19				$0.81	$—		$0.81
Diluted	$2.18				$0.80	$—		$0.80

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING:
Common units - basic	136,436,142		—		136,436,142	—		51,517,198
Dilutive effect of unvested awards	699,232		—		699,232	—		191,656
Common units - diluted	137,135,374		—		137,135,374	—		51,708,854
(1) Reflects translation from CAD to USD using the average exchange rate for the nine month period ended September 30, 2025, as well as reclassification of certain amounts to conform to Sunoco’s historical presentation. Please see Note 5 below for additional information.

SUNOCOCORP LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2024
(in millions of USD, except units and per unit data)

	Sunoco Historical	NuStar Historical (2)	NuStar Acquisition Transaction Accounting Adjustments		Sunoco Pro Forma for NuStar Acquisition	West Texas Asset Sale Transaction Accounting Adjustments		Sunoco Pro Forma for NuStar Acquisition and West Texas Asset Sale	Parkland Historical, as Adjusted USD (1)	Parkland Acquisition Transaction Accounting Adjustments		Sunoco Pro Forma for the Transactions	SunocoCorp Consolidating Adjustments	SunocoCorp Pro Forma
REVENUES	$22,693	$523	$(1)	a	$23,215	$(179)	f	$23,036	$20,672	$(12)	l	$43,696	$—	$43,696
COSTS AND EXPENSES:
Cost of sales	20,595	126	(1)	a	20,720	(159)	f	20,561	17,920	188	l, m	38,669	—	38,669
Operating expenses	545	116	—		661	(12)	f	649	1,127	(217)	m	1,559	—	1,559
General and administrative	277	150	(103)	b	324	—		324	603	152	h, m	1,079	—	1,079
Lease expense	72	—	—		72	—		72	—	297	m	369	—	369
Loss on disposal of assets	45	—	—		45	—		45	—	—		45	—	45
Depreciation, amortization and accretion	368	86	43	c	497	—		497	624	53	i, m	1,174	—	1,174
Total cost and expenses	21,902	478	(61)		22,319	(171)		22,148	20,274	473		42,895	—	42,895
OPERATING INCOME	791	45	60		896	(8)		888	398	(485)		801	—	801
OTHER INCOME (EXPENSE):
Interest expense, net	(391)	(83)	9	c	(465)	(1)	f	(466)	(255)	(63)	i, m	(784)	—	(784)
Equity in earnings of unconsolidated affiliates	60	—	—		60	—		60	6	—		66	—	66
Gain on West Texas Asset Sale	586	—	—		586	(586)	f	—	—	—		—	—	—
Loss on extinguishment of debt	(2)	—	—		(2)	—		(2)	—	—		(2)	—	(2)
Other, net	5	1	—		6	(2)	f	4	(57)	—		(53)	—	(53)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	1,049	(37)	69		1,081	(597)		484	92	(548)		28	—	28
Income tax expense	175	1	—		176	(144)	f	32	—	—		32	—	32
NET INCOME	874	(38)	69		905	(453)		452	92	(548)		(4)	—	(4)
Less: Net income attributable to noncontrolling interests	8	—	—		8	—		8	—	—		8	84	92
Less: Incentive distribution rights	145	—	14	d	159	—		159	—	56	j	215	(215)	—
Less: Preferred units	—	—	—		—	—		—	—	118	k	118	(118)	—
Less: Distributions on unvested unit awards	5	—	—		5	—		5	—	—		5	(5)	—
Less: Class D unitholder’s interest in net income (loss)	—	—	—		—	—		—	—	(96)	n	(96)	$96	—
NET INCOME (LOSS) ATTRIBUTABLE TO MEMBERS	$716	$(38)	$55		$733	$(453)		$280	$92	$(626)		$(254)	$158	$(96)

NET INCOME (LOSS) PER COMMON UNIT:
Basic	$6.04				$5.40			$2.06				$(1.87)		$(1.87)
Diluted	$6.00				$5.37			$2.05				$(1.87)		$(1.87)

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING:
Common units - basic	118,529,390		17,181,033	e	135,710,423			135,710,423		—		135,710,423		51,517,198
Dilutive effect of unvested awards	812,648		—		812,648			812,648		—		812,648		175,365
Common units - diluted	119,342,038		17,181,033		136,523,071			136,523,071		—		136,523,071		51,692,563
=
(1) Reflects translation from CAD to USD using the average exchange rate for the year ended December 31, 2024, as well as reclassification of certain amounts to conform to Sunoco’s historical presentation. Please see Note 5 below for additional information.
(2) NuStar Historical represents amounts from January 1, 2024 to April 30, 2024, the four month period prior to the NuStar Acquisition. The following reconciles amounts previously reported by NuStar for the three months ended March 31, 2024 to amounts reported above as NuStar Historical:

	NuStar Quarter Ended March 31, 2024	NuStar Month Ended April 30, 2024	NuStar Historical
REVENUES	$391	$132	$523
COSTS AND EXPENSES:
Cost of sales	94	32	126
Other operating	86	30	116
General and administrative	42	108	150
Depreciation, amortization and accretion	65	21	86
Total cost and expenses	287	191	478
OPERATING INCOME	104	(59)	45
OTHER INCOME (EXPENSE):
Interest expense, net	(62)	(21)	(83)
Other, net	2	(1)	1
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	44	(81)	(37)
Income tax expense	1	—	1
NET INCOME (LOSS)	$43	$(81)	$(38)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
1.BASIS OF PRESENTATION
As discussed in the introductory section, the pro forma financial information for SunocoCorp LLC reflects the retrospective consolidation of Sunoco LP. The unaudited pro forma condensed combined balance sheet gives effect to the Parkland Acquisition as if it had occurred on September 30, 2025. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 give effect to the Transactions as if the Transactions had occurred on January 1, 2024.
These unaudited pro forma combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions described below. The unaudited pro forma combined financial statements are not necessarily indicative of what the actual results of operations or financial position of Sunoco would have been if the Transactions had in fact occurred on the dates or for the periods indicated, nor does it purport to project the results of operations or financial position of Sunoco for any future periods or as of any date. The unaudited pro forma combined financial statements do not give effect to any cost savings, operating synergies, and revenue enhancements expected to result from the Transactions or the costs to achieve these cost savings, operating synergies, and revenue enhancements.
The unaudited pro forma combined financial statements include material estimates and assumptions related to purchase price accounting for the Parkland Acquisition, as discussed further below.
The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Sunoco, NuStar, and Parkland. The pro forma condensed combined statement of operations for the nine months ended September 30, 2025 and year ended December 31, 2024 include transaction adjustments for certain non-recurring items, including the estimated transaction-related expenses included in Notes 2.b. and 4.h. below.
These unaudited pro forma combined financial statements are presented based on accounting principles generally accepted in the United States of America (“U.S. GAAP”). The historical financial statements of Sunoco and NuStar were prepared in accordance with U.S. GAAP; the historical financial statements of Parkland were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The Partnership has performed a preliminary analysis and has not identified significant differences between IFRS and U.S. GAAP for the purposes of presenting these unaudited pro forma condensed combined financial statements.
2.     NUSTAR ACQUISITION TRANSACTION ACCOUNTING ADJUSTMENTS
a.Represents the elimination of intercompany activity between Sunoco and NuStar for the period from January 1, 2024 to April 30, 2024.
b.Represents non-recurring transaction-related expenses, including (i) legal, advisory, and other professional fees, (ii) bridge financing fees, and (iii) cash compensation expenses related to the vesting and payment of NuStar’s time-vesting cash awards and performance cash awards.
c.To record incremental interest and depreciation and amortization expense related to estimated fair values recorded in purchase accounting, based on the estimated fair values recorded in purchase accounting, as summarized in Sunoco’s Form 10-K for the year ended December 31, 2024.
d.To record additional incentive distributions assumed to be paid to Energy Transfer LP (as holder of Sunoco’s incentive distribution rights) based on the total of 51.5 million Sunoco common units issued as consideration and the actual distributions declared by Sunoco in the first quarter of 2024.
e.Represents weighted average of the 51.5 million Sunoco common units issued as consideration.
3.     WEST TEXAS ASSET SALE TRANSACTION ACCOUNTING ADJUSTMENTS
f.To eliminate activity related to Sunoco’s West Texas business, as well as Sunoco’s non-recurring gain on the West Texas Asset Sale of $586 million ($442 million, net of current tax expense of $179 million and deferred tax benefit of $35 million) for the year ended December 31, 2024. This transaction was included in the pro forma adjustments based on the significance of the disposed business.
4.    PARKLAND ACQUISITION TRANSACTION ACCOUNTING ADJUSTMENTS
g.Represents the adjustment to fair value of Parkland’s assets and liabilities. The Parkland Acquisition will be accounted for under the acquisition method of accounting in accordance with ASC 805, “Business Combinations.” Sunoco will be treated as the accounting acquirer. Accordingly, Parkland’s tangible and identifiable intangible assets acquired and liabilities assumed will be recorded at their estimated fair values in the post-closing consolidated balance sheet, and any excess of the purchase price over the estimated fair value of net assets acquired will be classified as goodwill, which will not be amortized but will be evaluated for impairment at least annually.
These pro forma combined financial statements are based on an assumed purchase price allocation using estimates and assumptions based on information currently available to Sunoco’s management. The final allocation of the purchase price could differ materially from the estimates used herein due to several reasons, including, but not limited to, (i) changes in the fair value of the underlying assets and liabilities and (ii) changes in the information available to Sunoco’s management.

The following is a preliminary estimate of the purchase price for Parkland (dollars in millions of USD, except per unit and per share amounts):

Parkland Acquisition consideration
Parkland common shares outstanding	174,634,570
SunocoCorp units exchange rate	0.295
Number of SunocoCorp units assumed to be issued	51,517,198
Assumed fair value per SunocoCorp unit as of October 31, 2025 (1)	$49.44
Fair value of SunocoCorp units issued in exchange	$2,547

Cash consideration per Parkland common share (2)	$14.13
Cash paid in exchange for Parkland common shares	$2,468

Fair value of Parkland Acquisition consideration, excluding assumed debt	$5,015
(1) The fair value of SunocoCorp units is estimated based on the trading price of Sunoco’s common units as of the same date.
(2) Cash consideration per Parkland common share based on C$19.80 converted at the CAD to USD exchange rate as of October 31, 2025.
The following is the estimated allocation of the Parkland Acquisition purchase price used in these pro forma consolidated financial statements (in millions of USD):

Assets acquired:
Cash and cash equivalents	$292
Accounts receivable, net	1,153
Inventories, net	1,220
Other current assets	141
Property, plant and equipment	5,692
Operating lease right-of-use assets, net	698
Intangible assets, net	1,694
Other non-current assets	406
Investments in unconsolidated affiliates	342
Total assets acquired	11,638

Liabilities assumed:
Accounts payable	1,609
Accrued expenses and other current liabilities	608
Operating lease current liabilities	174
Operating lease non-current liabilities	588
Long-term debt, net	3,850
Deferred tax liabilities	1,019
Other non-current liabilities	376
Total liabilities assumed	8,224
Total identifiable net assets	3,414

Goodwill	1,601

Fair value of Parkland Acquisition consideration	$5,015
h.Represents $175 million of non-recurring transaction-related expenses, including (i) legal, advisory, and other professional fees and (ii) compensation expense related to the vesting and payment of Parkland stock compensation awards, which amount is included as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and year ended December 31, 2024, based on the pro forma assumption that the Parkland Acquisition was consummated on January 1 2024.
i.To record incremental interest expense of $78 million for the nine months ended September 30, 2025 and $109 million for the year ended December 31, 2024 related to amounts financed in connection with the acquisition, including the full-period impact from $1.7 billion of senior notes issued in September 2025 in advance of the acquisition. Also includes depreciation and amortization expense of $198 million for the nine months ended September 30, 2025 and $264 million for the year ended December 31, 2024 related to estimated fair values of the acquired assets, based on the amounts included in note (g) above.
j.To record additional incentive distributions assumed to be paid to Energy Transfer LP (as holder of Sunoco’s incentive distribution rights) based on the total of 51.5 million Sunoco common units issued to SunocoCorp and the actual distributions declared by Sunoco for the respective periods.
k.To record distribution assumed to be paid to holders of preferred units issued in connection with the Parkland Acquisition.

l.Represents the elimination of intercompany activity between Sunoco and Parkland.
m.Represents reclassification of certain balance sheet and statement of operations amounts to conform Parkland presentation to Sunoco’s presentation as well as certain adjustments from IFRS to U.S. GAAP.
n.Represents income allocated to Sunoco Class D units issued to SunocoCorp in connection with the Parkland Acquisition and related transactions.
o.Represents the reclassification of Sunoco equity to noncontrolling interest to reflect SunocoCorp’s consolidation of Sunoco.
5.    PARKLAND HISTORICAL FINANCIAL STATEMENTS
The following table reflects translation of Parkland’s Balance Sheet as of September 30, 2025 from CAD to USD using the exchange rate as of September 30, 2025, as well as reclassification of certain amounts to conform to Sunoco’s historical presentation:

	Parkland Historical CAD	Parkland Historical USD	Adjustments	Parkland Historical, as Adjusted USD
ASSETS
Current assets:
Cash and cash equivalents	$406	$292	$—	$292
Accounts receivable	1,580	1,135	—	1,135
Inventories	1,699	1,221	—	1,221
Income taxes receivable	38	27	(27)	—
Risk management and other financial assets	34	24	(24)	—
Prepaid expenses and other	125	90	(90)	—
Other current assets	—	—	141	141
Assets held for sale	84	60	—	60
Total current assets	3,966	2,849	—	2,849

Property, plant and equipment, net	5,452	3,918	—	3,918
Other assets:
Goodwill	2,465	1,771	—	1,771
Intangible assets, net	1,052	756	—	756
Deferred tax assets	243	175	(175)	—
Other non-current assets	419	301	175	476
Investments in unconsolidated affiliates	337	242	—	242
Total assets	$13,934	$10,012	$—	$10,012

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,759	$1,983	$—	$1,983
Dividends declared and payable	63	45	(45)	—
Income taxes payable	85	61	(61)	—
Risk management and other financial liabilities	28	20	(20)	—
Accrued expenses and other current liabilities	161	116	126	242
Current maturities of long-term debt	848	609	—	609
Liabilities associated with assets held for sale	16	11	—	11
Total current liabilities	3,960	2,845	—	2,845

Long-term debt, net	5,569	4,003	—	4,003
Income taxes payable	19	14	(14)	—
Deferred tax liabilities	354	254	—	254
Other non-current liabilities	765	549	14	563
Total liabilities	10,667	7,665	—	7,665

Equity:
Common unitholders	—	—	2,371	2,371
Shareholders’ capital	3,261	2,343	(2,343)	—
Retained deficit	39	28	(28)	—
Accumulated other comprehensive income (loss)	(33)	(24)	—	(24)
Total equity	3,267	2,347	—	2,347
Total liabilities and equity	$13,934	$10,012	$—	$10,012

The following table reflects translation of Parkland’s Statement of Income for the nine months ended September 30, 2025 from CAD to USD using the average exchange rate for the period, as well as reclassification of certain amounts to conform to Sunoco’s historical presentation:

	Parkland Historical CAD	Parkland Historical USD	Adjustments	Parkland Historical, as Adjusted USD
REVENUES	$21,040	$15,051	$—	$15,051
COSTS AND EXPENSES:
Cost of sales	17,956	12,845	10	12,855
Operating expenses	1,151	823	—	823
General and administrative	452	323	130	453
Acquisition, integration and other costs	97	69	(69)	—
Depreciation, amortization and accretion	635	454	21	475
Total cost of sales and operating expenses	20,291	14,514	92	14,606
OPERATING INCOME	749	537	(92)	445
OTHER INCOME (EXPENSE):
Interest expense, net	—	—	(182)	(182)
Equity in earnings of unconsolidated affiliates	—	—	10	10
Finance costs	(283)	(202)	202	—
Foreign exchange gain	9	6	(6)	—
Loss on risk management and other	(47)	(34)	34	—
Costs related to the acquisition	(84)	(60)	60	—
Share of earnings of associates and joint ventures	14	10	(10)	—
Other, net	93	65	(16)	49
INCOME BEFORE INCOME TAXES	451	322	—	322
Current income tax expense	93	67	(67)	—
Deferred income tax recovery	(7)	(5)	5	—
Income tax expense	—	—	62	62
NET INCOME	$365	$260	$—	$260
The following table reflects translation of Parkland’s Statement of Income for the year ended December 31, 2024 from CAD to USD using the average exchange rate for the period, as well as reclassification of certain amounts to conform to Sunoco’s historical presentation:

	Parkland Historical CAD	Parkland Historical USD	Adjustments	Parkland Historical, as Adjusted USD
REVENUES	$28,303	$20,672	$—	$20,672
COSTS AND EXPENSES:
Cost of sales	24,587	17,958	(38)	17,920
Operating expenses	1,543	1,127	—	1,127
General and administrative	607	443	160	603
Acquisition, integration and other costs	218	159	(159)	—
Depreciation, amortization and accretion	825	603	21	624
Total cost of sales and operating expenses	27,780	20,290	(16)	20,274
OPERATING INCOME	523	382	16	398
OTHER INCOME (EXPENSE):
Interest expense, net	—	—	(255)	(255)
Equity in earnings of unconsolidated affiliates	—	—	6	6
Finance costs	(378)	(276)	276	—
Foreign exchange loss	(16)	(12)	12	—
Gain on risk management and other	28	20	(20)	—
Share of earnings of associates and joint ventures	8	6	(6)	—
Other, net	(38)	(28)	(29)	(57)
INCOME BEFORE INCOME TAXES	127	92	—	92
Current income tax expense	55	40	(40)	—
Deferred income tax recovery	(55)	(40)	40	—
Income tax expense	—	—	—	—
NET INCOME	$127	$92	$—	$92